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                                                                   Exhibit 23.1


(LOGO)


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 24, 1999, except for Notes 8 and 20 for which the date is February 26, 1999, relating to the financial statements and financial statement schedules, which appears in Cornerstone Properties Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the references to us under the heading "Experts" in such Registration Statement.



New York, New York
December 14, 1999